QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

        September 5, 2012

Meru Networks, Inc.
894 Ross Drive
Sunnyvale, California 94089

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 filed by Meru Networks, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on September 5, 2012 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale from time to time of (i) shares of the Company's common stock, $0.0005 par value per share (the "Common Stock"), (ii) shares of the Company's preferred stock, $0.0005 par value per share (the "Preferred Stock"), (iii) one or more series of debt securities (the "Debt Securities") issuable pursuant to an indenture (the "Indenture") by and between the Company and a financial institution to be identified therein as trustee (the "Trustee"), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the "Warrants"), (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the "Subscription Rights") and/or (vi) units comprised of shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities or Subscription Rights, in any combination thereof (the "Units"), having an aggregate maximum public offering price of up to $15,000,000. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the "Securities." The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the "Prospectus"), supplements to the Prospectus (each a "Prospectus Supplement"), any free writing prospectus (each a "Free Writing Prospectus") and, in the case of Debt Securities, the Indenture.

        In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

            (i)  the Company's Restated Certificate of Incorporation filed with the Delaware Secretary of State on April 6, 2010, certified by the Delaware Secretary of State on April 6, 2010 (the "Restated Certificate");

           (ii)  the Company's Amended and Restated Bylaws certified by the Company's Secretary on April 6, 2010 (the "Bylaws");

          (iii)  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

          (iv)  the Prospectus prepared in connection with the Registration Statement;

           (v)  the following minutes of meetings and actions by written consent of the Company's Board of Directors (the "Board") and stockholders (the "Stockholders") at which, or pursuant to which, the Restated Certificate and Bylaws were approved: (i) the minutes of a meeting of the Board held on February 11, 2010, at which resolutions were adopted by the Board adopting and approving the Restated Certificate and the Bylaws and (ii) the Written Consent of the Stockholders effective March 12, 2010 in which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate and Bylaws;

          (vi)  the minutes of the meeting held on August 29, 2012, at which the Board approved the registration of the Securities;

         (vii)  stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of warrant holders respecting the Company's capital stock and the aggregate number of any other rights and options to purchase capital stock that was prepared by the Company and dated September 4, 2012 verifying the number of such issued and outstanding securities);

        (viii)  a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated September 4, 2012, stating that the Company is qualified to do business and is in good standing under the laws of the State of Delaware (the "Certificate of Good Standing"); and

          (ix)  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "Management Certificate").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that any certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

        We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the laws of the State of California and (iii) the Delaware General Corporation Law, and reported judicial decisions relating thereto, and, solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York. To the extent that any Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the State of California, our opinion expressed below assumes that California law will apply, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement, Subscription Rights Agreement or Unit Agreement.

        With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

        In connection with our opinions expressed in paragraphs (2) through (6) below, we have assumed that, (i) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form that will be filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities, (ii) at or prior to the time of the delivery of any Securities in connection with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Free Writing Prospectus, the Registration Statement will have been declared effective under the Securities Act and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect and (iii) the registration will apply to such Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities at the at the time of the offer, issuance and sale of any Securities. We have also assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

            (i)  the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers;

           (ii)  the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance;

          (iii)  injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

          (iv)  the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

        The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will: (i) advise us in writing of the terms thereof and other information material thereto; (ii) afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus, the applicable Prospectus Supplement, any Free Writing Prospectus and, in the case of Debt Securities, the Indenture, as then in effect); and (iii) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Company will (a) timely file all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Restated Certificate to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

        In accordance with Section 95 of the American Law Institute's Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

        Based upon the foregoing, we are of the following opinion:

          (1)   The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware.

          (2)   With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting, equity distribution or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (which shall be no less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which shall be no less than the par value of the Common Stock), as stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

          (3)   With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Restated Certificate and Bylaws and the Delaware General Corporation Law (a "Certificate of Designation") and the reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (which shall be no less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which shall be no less than the par value of the Preferred Stock), as stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

          (4)   With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) an Indenture relating to such Debt Securities in the form that will be filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer's certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

          (5)   With respect to any Warrants registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants ("Warrant Agreement"), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered and (iii) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Warrants will be validly issued and will constitute valid and binding obligations of the Company.

          (6)   With respect to any Subscription Rights registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the agreement relating to the Subscription Rights ("Subscription Rights Agreement"), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered, and (iii) such Subscription Rights have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company.

          (7)   With respect to any Units registered pursuant to the Registration Statement, when (i) the Board and, if required, the Stockholders, have taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units ("Unit Agreement"), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Stock or Common Stock, as applicable, (ii) the Unit Agreement has been duly authorized and validly executed and delivered and (iii) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Units will be validly issued and will constitute valid and binding obligations of the Company.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion is intended solely for use in connection with issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
FENWICK & WEST LLP
/s/ Fenwick & West LLP

QuickLinks

  Exhibit 5.1